SCHEDULE A

TO

INVESTMENT ADVISORY AGREEMENT

EAGLE CAPITAL APPRECIATION FUND
EAGLE GROWTH & INCOME FUND
EAGLE SERIES TRUST

Pursuant to Paragraph 7 of the Agreement, each Series shall pay the following fees to the Adviser for rendering investment advisory services.  These fees shall be computed daily and paid monthly at the following annual rates as percentages of the Series’ average daily net assets:

Eagle Capital Appreciation Fund

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets
First $1 billion	0.60%
Over $1 billion	0.55%

Eagle Growth & Income Fund

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets
First $100 million	0.60%
Over $100 million to $500 million	0.45%
Over $500 million	0.40%

Eagle Series Trust

A. For the Eagle Investment Grade Bond Fund:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets
All assets	0.30%

B. For the Eagle International Equity Fund:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets
First $100 million	0.85%
Over $100 million to $1 billion	0.65%
Over $1 billion	0.55%

C. For the Eagle Mid Cap Growth Fund:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets
First $500 million	0.60%
Over $500 million to $1 billion	0.55%
Over $1 billion	0.50%

D. For the Eagle Mid Cap Stock Fund:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets
First $500 million	0.60%
Over $500 million to $1 billion	0.55%
Over $1 billion	0.50%

E. For the Eagle Small Cap Growth Fund:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets
First $500 million	0.60%
Over $500 million to $1 billion	0.55%
Over $1 billion	0.50%

F. For the Eagle Smaller Company Fund:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets
First $500 million	0.60%
Over $500 million to $1 billion	0.55%
Over $1 billion	0.50%

Dated:           March 1, 2012